FOR IMMEDIATE RELEASE: May 13, 2011

EcoEmissions Solutions Comments on SPAM emails and possible short selling

“It wasn’t us.” said Larry Lorenz, President of EcoEmissions Solutions, Inc. (OTCQB: ECMZ) responding to the reported influx of spam emails last weekend that were purportedly pushing shares in the Company. “I have received a lot of phone calls and emails about this situation. As a Company listed on the OTCQB exchange, something like this is very alarming. It seems like an amateurish type of promotion, which is as much of a concern to us as the fact that it isn’t legal to send out anonymous emails with stock advice.”

“I have read the spam and although I agree with the statement about our stock being undervalued, there is no way that we, as a Company, would ever condone this kind of approach to promoting EcoEmissions. We don’t need to.”

“I hope that those people that read the spam emails and are subsequently buying stock did due diligence and are looking at our Company as a good investment opportunity, not just as a way to make a quick buck.”

“The spam email was so badly done it also created comments published on the internet that our shares would be shorted, which leads us to believe that it might have intentionally been poorly written in order to create a negative impression that would result in a short selling situation. Whatever the motivation, these emails are sent by despicable people seeking to create emotions of fear or greed and causing investors to take action on those emotions is wrong.”

“If you look at the story of our Company, we have an amazing product – a Catalyst Injection System for diesel engines. It gets rid of the black smoke, reduces the emissions, saves on the amount of fuel used, saving the customer money and helps address Global Warming.”

“In February we went to CleanEquity Monaco, an invitation only forum, and last week I was in Washington, DC, at the Carbon WarRoom conference on Clean Energy. EcoEmissions Solutions’ Catalyst Injection System (CIS)) system is being recognized internationally as one of the most viable and affordable ways to impact climate change and pollution from diesel engines.”

“Whoever wrote the spam email is right; we are potentially a billion dollar plus company in the US alone. But bad English and a lot of typos – if anyone has taken such poorly presented stock advice seriously; I suggest that they should actually investigate EcoEmissions Solutions more thoroughly and consider maintaining ECMZ as an important part of their investment portfolio. We have been moving forward with growing the company. We have serious investors that share our global vision and I am very excited about the opportunities ahead of us.”

Additional information on EcoEmissions may be found at www.ecoemissions.com.

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About EcoEmissions Solutions - EcoEmissions Solutions, Inc. (OTCQB:ECMZ) proven patented emissions-reducing Catalyst Injection System™ (CIS™) offers a global solution for diesel engines used in heavy industry and large marine applications around the world.

The pre-combustion system (the only patented system of its type in the world), injects a platinum-based catalyst (nano) solution into diesel engine cylinders producing a more complete burn of the diesel fuel. Simply installed without modifications to the engine itself, the results are more power, lower fuel consumption, dramatically reduced pollution and an extension of engine life.

The ongoing consumption and replacement of ECMZ catalyst as part of normal diesel engine operation, provides ECMZ with an ongoing revenue stream that increases with the number of engine units installed.

Eco's technology is patented, has further patents pending and is trademarked. For more information, please visit the SEC's EDGAR system or www.ecoemissions.com; send an email to info@ecoemissions.com.

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